UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2011
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

During 2010, Idaho Power Company ("Idaho Power") reached an agreement with the Internal Revenue Service ("IRS"), subject to review by the U.S. Congress Joint Committee on Taxation ("Joint Committee"), regarding the allocation of mixed service costs in its method of uniform capitalization. The method was subject to audit under IDACORP, Inc.'s ("IDACORP") 2009 IRS examination. In late April 2011, the IRS submitted its report on the 2009 tax year, including the uniform capitalization method agreement, to the Joint Committee for review.

On September 13, 2011, IDACORP received a letter from the IRS notifying IDACORP that the Joint Committee had completed its review and approved the uniform capitalization method agreement, and that the IRS was processing the tax changes. Idaho Power expects to recognize approximately $57 million of its previously unrecognized tax benefits for tax years 2009 and prior in the third quarter of 2011. Additionally, approval allows Idaho Power to increase the uniform capitalization tax deduction estimate, including its estimate for years after 2009, in its current year tax provision. Idaho Power anticipates that the increased deduction will produce an estimated $3 million of additional tax benefit annually.

IDACORP is analyzing the impact of the agreement on its 2011 projected financial results and intends to provide an updated 2011 earnings guidance estimate in its third quarter 2011 earnings release and associated conference call.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "estimates," "expects," "projects," "intends," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements in this report include those factors discussed in IDACORP Inc.'s and Idaho Power Company's 2010 Annual Report on Form 10-K, particularly Item 1A - “Risk Factors”; Part II, Item 7 - “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and Notes 2, 11, and 15 to the consolidated financial statements included in the Annual Report on Form 10-K; subsequent reports filed by IDACORP, Inc. and Idaho Power Company with the Securities and Exchange Commission; and the following important factors: (a) the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Federal Energy Regulatory Commission affecting Idaho Power’s ability to recover costs and/or earn a reasonable rate of return; (b) changes in and compliance with state and federal laws, policies, and regulations, including new interpretations and enforcement initiatives by federal and state regulatory and oversight bodies; (c) changes in tax laws or new interpretations of tax laws, and the availability, use, and regulatory treatment of tax credits; (d) litigation and regulatory proceedings, and penalties, settlements, or awards that influence business and profitability; and (e) new accounting or Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations or application of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP, Inc. and Idaho Power Company disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  September 15, 2011
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer